SCHEDULE 14A

(RULE 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

Filed by the Registrant  ☒

Filed by a Party other than the Registrant  ☐

Check the appropriate box:

☐	Preliminary Proxy Statement	☐	Confidential, for Use of the Commission Only (as
☒	Definitive Proxy Statement		permitted by Rule 14a- 6(e)(2))
☐	Definitive Additional Materials
☐	Soliciting Material Pursuant to Rule 14a-12

GENSYM CORPORATION

(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No Fee Required.

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

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☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

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$

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GENSYM CORPORATION

Notice of 2005 Annual Meeting of Stockholders

to be Held May 18, 2005

You are hereby notified that the 2005 annual meeting of stockholders of Gensym Corporation will be held on Wednesday, May 18, 2005 at 10:00 a.m., local time, at our offices, 52 Second Avenue, Burlington, Massachusetts, for the purpose of considering and voting upon the following matters:

1.	To elect two members to our board of directors to serve as Class III directors, each for a term of three years;

2.	To ratify the selection of Vitale, Caturano & Company, Ltd. as our registered public accounting firm for the year ending December 31, 2005; and

3.	To transact such other business as may properly come before the meeting.

These items of business are more fully described in the proxy statement accompanying this notice. The board of directors does not know of any other business to be transacted at the annual meeting.

The board of directors has fixed the close of business on Friday, April 1, 2005 as the record date for the determination of stockholders entitled to notice of and to vote at the annual meeting. A list of the stockholders entitled to notice of and to vote at the meeting will be available for examination by any stockholder, for any purpose germane to the meeting, during ordinary business hours for ten days prior to the meeting at our offices at 52 Second Avenue, Burlington, Massachusetts 01803, telephone: (781) 265-7100, and at the time and place of the annual meeting.

A copy of our annual report to stockholders for the year ended December 31, 2004 accompanies this notice of meeting and the enclosed proxy statement. The annual report contains consolidated financial statements and other information of interest to stockholders.

By Order of the Board of Directors,

Lowell B. Hawkinson

Chairman

April 18, 2005

Burlington, Massachusetts

YOUR VOTE IS IMPORTANT REGARDLESS OF THE NUMBER OF SHARES YOU OWN. WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING, PLEASE PROMPTLY COMPLETE, DATE, SIGN AND RETURN THE ENCLOSED PROXY IN THE ACCOMPANYING ENVELOPE. NO POSTAGE NEED BE AFFIXED IF THE PROXY IS MAILED IN THE UNITED STATES.

GENSYM CORPORATION

52 Second Avenue

Burlington, MA 01803

PROXY STATEMENT

2004 Annual Meeting of Stockholders

To Be Held May 18, 2005

This proxy statement is furnished in connection with the solicitation of proxies by the board of directors for use at the 2005 annual meeting of stockholders to be held on Wednesday, May 18, 2005 at 10:00 a.m., local time, at our offices, 52 Second Avenue, Burlington, Massachusetts 01803.

All proxies will be voted in accordance with the instructions of the stockholder. If no choice is specified, the proxies will be voted in favor of the matters set forth in the accompanying notice of meeting. A stockholder may revoke any proxy at any time before its exercise by delivery of a written revocation to the Secretary of the Company. Attendance at the meeting will not by itself constitute revocation of a proxy unless the stockholder affirmatively revokes the proxy or votes at the meeting.

On April 1, 2005, the record date for determination of stockholders entitled to notice of and to vote at the annual meeting, there were 7,266,187 shares of common stock issued and outstanding and entitled to vote. Each share of common stock entitles the record holder to one vote on each of the matters to be voted upon at the meeting. The notice of meeting, this proxy statement, the enclosed proxy and our annual report to stockholders for the year ended December 31, 2004 are being mailed to stockholders on or about April 18, 2005.

A copy of our annual report on Form 10-K for the year ended December 31, 2004, as filed with the Securities and Exchange Commission, excluding exhibits, is being mailed to stockholders with this notice and proxy statement. Exhibits to the Form 10-K will be provided upon written request and payment of an appropriate processing fee. Please address requests to Gensym Corporation, 52 Second Avenue, Burlington, Massachusetts 01803, Attention: Corporate Secretary.

Votes Required

The holders of a majority of the shares of the outstanding common stock will constitute a quorum for the transaction of business at the annual meeting. Shares of common stock present in person or represented by proxy, including shares that abstain or do not vote with respect to one or more of the matters presented at the annual meeting, will be counted for purposes of determining whether a quorum exists at the annual meeting.

The affirmative vote of the holders of a plurality of the shares of common stock present or represented and voting on the matter is required to elect directors. The affirmative vote of the holders of a majority of the shares of common stock present or represented and voting on the matter is required to ratify the selection of Vitale, Caturano & Company, Ltd. as our registered public accounting firm for the year ending December 31, 2005.

Shares held by stockholders who abstain from voting as to a particular matter, and shares held in “street name” by brokers or nominees who indicate on their proxies that they do not have discretionary authority to vote such shares as to a particular matter, will not be counted as shares voted in favor of such matter and will not be counted as shares voting on such matter. Accordingly, abstentions and broker non-votes will have no effect on the voting on a matter that requires the affirmative vote of a certain percentage of the votes cast or shares voting on a matter. As a result, abstentions and broker non-votes will have no effect on the voting on the election of directors or the ratification of Vitale, Caturano & Company, Ltd. as our registered public accounting firm.

Security Ownership of Certain Beneficial Owners and Management

The following table, except as otherwise noted, sets forth information about the beneficial ownership of our common stock as of January 31, 2005 by:

•	the stockholders we know to beneficially own more than 5% of our outstanding common stock;

•	each of our current directors;

•	our chief executive officer and the other named executive officers; and

•	all of our current directors, director nominees and executive officers as a group.

Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership(1)	Percent of Common Stock Outstanding(%) (2)
5% Stockholders:
Johan H. Magnusson (3)	953,000	13.12
275 Grove Street, Newton, MA 02460
Robert B. Ashton (4)	1,279,744	17.62
6 Occum Ridge, Hanover, NH 03755

Directors and Executive Officers (5):
Lowell B. Hawkinson (6)	661,357	8.78
Kim A. Mayyasi	—	*
Frank Cianciotta (7)	47,411	*
Robert A. Degan (8)	119,329	1.62
Barry R. Gorsun (9)	90,494	1.23
John A. Shane (10)	143,099	1.94
David A. Smith (11)	20,515	*
Thomas E. Swithenbank (12)	106,755	1.45
Stephen D. Allison (13)	16,667	*
Philippe C. Printz (14)	42,668	*
Carl D. Schultz (15)	70,443	*
All current directors and executive officers as a group (11 persons) (16)	1,318,738	16.36

*	Less than 1% of outstanding shares of common stock
(1)	The number of shares beneficially owned by each director and executive officer is determined under rules promulgated by the Securities and Exchange Commission (the “Commission”), and the information is not necessarily indicative of beneficial ownership for any other purpose. Under the Commission’s rules, beneficial ownership includes any shares as to which the individual has sole or shared voting power or investment power and also any shares which the individual has the right to acquire within 60 days after January 31, 2005 through the exercise of any stock option or other right. The inclusion herein of such shares, however, does not constitute an admission that the named stockholder is a direct or indirect beneficial owner of such shares. Unless otherwise indicated, each person or entity named in the table has sole voting power and investment power (or shares such power with his or her spouse) with respect to all shares of capital stock listed as owned by such person or entity.
(2)	Number of shares deemed outstanding includes 7,261,927 shares of Gensym common stock outstanding as of January 31, 2005 and any options for shares that are exercisable by such beneficial owner within 60 days after January 31, 2005.
(3)	Beneficial ownership, as of October 13, 2003, as reported on Amendment No. 8 to the Schedule 13D as filed with the Commission on October 15, 2003.
(4)	Beneficial ownership, as of August 20, 2004, as reported in Amendment No. 4 to the Schedule 13D as filed with the Commission on August 24, 2004.
(5)	Unless otherwise indicated, the address of each beneficial owner is c/o Gensym Corporation, 52 Second Avenue, Burlington, MA 01803.

(6)	Includes 12,000 shares of common stock held by Mr. Hawkinson’s adult children, as to which shares Mr. Hawkinson disclaims beneficial ownership. Also includes 270,000 shares of common stock subject to outstanding stock options that are exercisable within the 60-day period following January 31, 2005.
(7)	Includes 35,500 shares of common stock subject to outstanding stock options that are exercisable within the 60-day period following January 31, 2005.
(8)	Includes 100,500 shares of common stock subject to outstanding stock options that are exercisable within the 60-day period following January 31, 2005.
(9)	Includes 75,500 shares of common stock subject to outstanding stock options that are exercisable within the 60-day period following January 31, 2005.
(10)	Includes 3,405 shares held by Palmer Service Corporation, of which Mr. Shane is the President and sole stockholder. Mr. Shane disclaims beneficial ownership of such shares except to the extent of his pecuniary interest therein. Also includes 97,000 shares of common stock subject to outstanding stock options that are exercisable within the 60-day period following January 31, 2005.
(11)	Includes 17,500 shares of common stock subject to outstanding stock options that are exercisable within the 60-day period following January 31, 2005.
(12)	Includes 88,500 shares of common stock subject to outstanding stock options that are exercisable within the 60-day period following January 31, 2005.
(13)	Includes 16,667 shares of common stock subject to outstanding stock options that are exercisable within the 60-day period following January 31, 2005.
(14)	Includes 31,100 shares of common stock subject to outstanding stock options that are exercisable within the 60-day period following January 31, 2005.
(15)	Includes 66,068 shares of common stock subject to outstanding stock options that are exercisable within the 60-day period following January 31, 2005.
(16)	Includes an aggregate of 798,335 of common stock subject to outstanding stock options that are exercisable within the 60-day period following January 31, 2005.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Securities Exchange Act of 1934 requires our directors, executive officers and the holders of more than 10% of our common stock to file initial reports of ownership and reports of changes in ownership with the Commission. Directors, executive officers and 10% stockholders are required by Securities and Exchange Commission regulations to furnish us with copies of all Section 16(a) forms they file. To our knowledge, based solely on a review of our records and written representations by the persons required to file these reports, we believe that during 2004 our reporting persons complied with all Section 16(a) filing requirements.

PROPOSAL 1—ELECTION OF DIRECTORS

Our certificate of incorporation and by-laws provide that the number of directors constituting the entire board of directors shall be determined from time to time by resolution of the board of directors and that the board shall be divided into three classes, with no one class having more than one director more than any other class. Our current directors and the classes to which they belong as of the date of this proxy statement are as follows:

Class III Directors (Terms Expire in 2005)	Class I Directors (Terms Expire in 2006)	Class II Directors (Terms Expire in 2007)
Robert A. Degan Barry R. Gorsun	John A. Shane David A. Smith Thomas E. Swithenbank	Frank Cianciotta Lowell B. Hawkinson Kim A. Mayyasi

In October 2004, our board of directors approved a decrease in the number of directors from eight to six members effective with our 2005 annual meeting. At the same time, Robert A. Degan and Barry R. Gorsun, our two Class III directors whose terms expire at our 2005 annual meeting, each informed the board that he would not stand for reelection as a director upon the expiration of the term of his directorship at the 2005 annual meeting. As a result of the decrease of the number of directors from eight to six and the decisions of Messrs. Degan and Gorsun not to stand for reelection to the board, the board of directors has reallocated its remaining six directorships evenly among the three classes in connection with the 2005 annual meeting.

The board of directors, based on the recommendation of the corporate governance committee, proposed the election of Kim Mayyasi and David A. Smith as Class III directors. Messrs. Mayyasi and Smith both currently serve as directors; Mr. Mayyasi as a Class II director and Mr. Smith as a Class I director. Mr. Mayyasi has indicated that he will resign as a Class II director and Mr. Smith has indicated that he will resign as a Class I director, each effective upon his election as a Class III director. Mr. Mayyasi was originally elected to the board as a Class III director in August 2004 when he joined us as president and chief executive officer. Mr. Smith was originally designated as a director by a group of investors pursuant to the terms of the Bridge Loan, Standby Stock Purchase and Debt Reduction Agreement, dated as of September 12, 2001, by and among us, MinnovEX and certain other parties. According to the terms of that agreement, MinnovEX and one other group of investors each had the right to designate one person for election to the board of directors, subject to the review and approval of the corporate governance committee. Upon approval of the designee by the corporate governance committee, we were obligated to increase the size of the board and elect the designee to fill the new vacancy. Mr. Smith was originally elected to the board as a Class I director in accordance with this right in August 2004. The other director designated pursuant to that agreement is Mr. Cianciotta, who was designated as a director by MinnovEX and elected to the board in February 2003. Mr. Cianciotta was reelected to the board as a Class II director by our stockholders at our 2004 annual meeting.

The persons named in the enclosed proxy will vote to elect Messrs. Mayyasi and Smith as Class III directors, unless the proxy is marked otherwise. Each Class III director will be elected to hold office until the annual meeting of stockholders held in 2008 and until his successor is elected and qualified. Each nominee has indicated his willingness to serve, if elected, however, if either nominee should be unable to serve, the persons acting under the proxy may, in their discretion, vote for a substitute nominee. The board of directors believes each of the nominees will be able to serve if elected.

Set forth below are the names of each nominee for director and each current director, their ages, the year in which they first became directors, their principal occupations and employment during at least the past five years and the names of the other public companies of which they serve as a director.

Nominees for Terms Expiring in 2008 (Class III Directors)

Name and Period of Service as a Director	Age	Principal Occupation, Other Business Experience During The Past Five Years and Other Directorships
Kim Mayyasi Director since 2004	48	Mr. Mayyasi has served as president and chief executive officer since August 2004. Mr. Mayyasi served as chief executive officer of Techmar Communications, Inc., a business processing outsourcing firm, from August 2002 to August 2004. He also served as chief executive officer of Vialog Corporation, a provider of conferencing services, from June 1999 to April 2001, and as chief executive officer of North American operations for Genesys Conferencing, a global provider of conferencing services that acquired Vialog, from April 2001 to January 2002. Mr. Mayyasi also served as a managing partner at Hill Holliday, a communication agency, from 1995 to June 1999, and was a co-founder of the MSP Group, a marketing technology and service company.

David A. Smith (1) Director since 2004	48	Mr. Smith has served as chief technology officer of 3Dsolve Inc., a simulation learning company, since July 2001 and has served as a consultant and chief architect for Croquet, an open source operating system, since August 2001. From January 1999 to July 2001, Mr. Smith was the chief executive officer of Timeline Computer Entertainment, an entertainment software company. Mr. Smith was a co-founder of Virtus Corporation, a 3D modeling and visualization software company, and served as its chief executive officer and chief technology officer from January 1990 to January 1999.

Directors Whose Terms Expire in 2006 (Class I Directors)

Name and Period of Service as a Director	Age	Principal Occupation, Other Business Experience During The Past Five Years and Other Directorships
John A. Shane (1) (2) (3) Director since 1995	72	Mr. Shane has been president of Palmer Service Corporation, a venture capital management company, since 1972. Mr. Shane is also a director of Overland Storage, Inc., a supplier of storage solutions for computer networks.

Thomas E. Swithenbank (2) Director since 1997	60	Mr. Swithenbank has been a private investor since December 2001. Mr. Swithenbank served as interim chief financial officer from March 25, 2002 until May 16, 2002. Mr. Swithenbank served as an executive vice president and chief financial officer of Techmar Communications, Inc., a business processing outsourcing firm, from April 1999 to December 2001. Mr. Swithenbank served as an executive vice president of Pegasystems, Inc., a developer of communications software products, from August 1998 to April 1999. From 1990 until August 1998, Mr. Swithenbank served as president and chief executive officer of Harte-Hanks Data Technologies, a computer software and service company specializing in database marketing systems.

Directors Whose Terms Expire in 2007 (Class II Directors)

Name and Period of Service as a Director	Age	Principal Occupation, Other Business Experience During The Past Five Years and Other Directorships
Frank Cianciotta (2) Director since 2003	50	Mr. Cianciotta has served as a sales and marketing consultant for Groveware Technologies, Inc., a start-up company specializing in document management, since March 2004. From June 2003 to February 2004, he served as a consultant at Audienceview Software Inc. From March 2002 to May 2003, he served as the vice president of international business development of Market-Partners, a provider of consulting and technology solutions. From August 2001 to March 2002, Mr. Cianciotta acted as a private investor. From August 2000 to August 2001, he served as general manager of E.piphany Canada, a supplier of intelligent customer interaction software. From November 1999 to August 2000, he served as director of sales of Deloitte Consulting Canada, a consulting service organization; and from September 1996 to September 1999, he served as the general manager of Siebel Systems Canada, a producer of eBusiness application software.

Lowell B. Hawkinson Director since 1986	62	Mr. Hawkinson has served as chairman and secretary since August 2001 and as chief technology officers since August 2004. Mr. Hawkinson had served as president and chief executive officer from August 2001 to August 2004, and had previously served as chairman, chief executive officer, treasurer and secretary from September 1986 to October 1999. From November 1999 to August 2001, Mr. Hawkinson was an independent consultant.

(1)	Member of the corporate governance committee.
(2)	Member of the audit committee.
(3)	Member of the compensation committee.

The board of directors unanimously recommends a vote FOR the election of each of the nominees for director named above.

Corporate Governance

The board of directors has long believed that good corporate governance is important to ensure that our company is managed for the long-term benefit of stockholders. This section describes key corporate governance guidelines and practices that we have adopted. Complete copies of the corporate governance guidelines, committee charters and code of conduct described below are available on our website at www.gensym.com. Alternatively, you can request a copy of any of these documents by writing to Gensym Corporation, 52 Second Avenue, Burlington, Massachusetts 01803, Attention: Corporate Secretary.

Corporate Governance Guidelines

The board of directors has adopted guidelines on significant corporate governance issues to assist the board in the exercise of its duties and responsibilities and to serve the best interests of our company and our stockholders. These guidelines, which provide a framework for the conduct of the board’s business, provide that:

•	the principal responsibility of the directors is to oversee the management of the Company;

•	the independent directors met regularly in executive session;

•	directors have full and free access to management and, as necessary and appropriate, independent advisors; and

•	at least annually the board of directors and its committees will conduct a self-evaluation to determine whether they are functioning effectively.

Board Determination of Independence

Under applicable NASDAQ rules, a director will only qualify as an “independent director” if, in the opinion of our board of directors, that person does not have a relationship which would interfere with the exercise of independent judgment in carrying out the responsibilities of a director. The board of directors has determined that none of Frank Cianciotta, John A. Shane or David A. Smith has a relationship which would interfere with the exercise of independent judgment in carrying out the responsibilities of a director and that each of these directors is an “independent director” as defined under Rule 4200(a)(15) of the NASDAQ Stock Market, Inc. Marketplace Rules.

Director Nomination Process

The process followed by the corporate governance committee to identify and evaluate director candidates includes requests to board members and others for recommendations, meetings from time to time to evaluate biographical information and background material relating to potential candidates and interviews of selected candidates by members of the committee and the board.

In considering whether to recommend any particular candidate for inclusion in the board’s slate of recommended director nominees, the corporate governance committee applies the criteria set forth in our corporate governance guidelines. These criteria include issues of diversity, experience, judgment, ability and willingness to devote the necessary time, and familiarity with domestic and/or international markets, all in the context of an assessment of our perceived needs. The committee does not assign specific weights to particular criteria and no particular criterion is a prerequisite for each prospective nominee. We believe that the backgrounds and qualifications of our directors, considered as a group, should provide a composite mix of experience, knowledge and abilities that will allow the board to fulfill its responsibilities.

Stockholders may recommend individuals to the corporate governance committee for consideration as potential director candidates by submitting their names, together with appropriate biographical information and background materials and a statement as to whether the stockholder or group of stockholders making the recommendation has beneficially owned more than 5% of our common stock for at least a year as of the date such recommendation is made, to the corporate governance committee, c/o Corporate Secretary, Gensym Corporation, 52 Second Avenue, Burlington, MA 01803. Assuming the foregoing requirements have been met, the corporate governance committee will evaluate stockholder-recommended candidates by following substantially the same process, and applying substantially the same criteria, as it follows for other candidates. If the board of directors determines to nominate a stockholder-recommended candidate and recommends his or her election, then his or her name will be included in our proxy card for the next annual meeting.

Stockholders also have the right under our amended and restated by-laws to directly nominate director candidates, without any action or recommendation on the part of the corporate governance committee or the board of directors, by following the procedures set forth under “Deadline For Submission of Stockholder Proposals For The 2006 Annual Meeting.” Candidates nominated by stockholders in accordance with the procedures set for thin the by-laws will not be included in our proxy card for the next annual meeting.

At the annual meeting, stockholders will be asked to consider the election of Messrs. Mayyasi and Smith, each of whom have been nominated for election as director for the first time. Messrs. Mayyasi and Smith were appointed to the board as new directors in August 2004. Mr. Mayyasi was originally appointed to the board when he joined us as president and chief executive officer. Mr. Smith was appointed to the board as a result of his designation by a group of investors, as discussed in the third paragraph of the section entitled “Election of Directors” above. The corporate governance committee approved Mr. Mayyasi’s and Mr. Smith’s original appointments to the board and the board has determined to include each of them among the nominees for election this year.

Board Meetings and Attendance

The board of directors met eleven times during the fiscal year ended December 31, 2004, either in person or by teleconference. During fiscal year 2004, each director attended at least 75% of the aggregate number of board meetings and the number of meetings held by all committees on which he then served.

Director Attendance at Annual Meetings of Stockholders

Our corporate governance guidelines provide that all directors are expected to attend the annual meeting of stockholders. All of our directors serving at the time of our 2004 annual meeting of stockholders attended the annual meeting.

Board Committees

The board of directors has established three primary standing committees—audit, compensation and corporate governance—each of which operates under a charter that has been approved by the board. Current copies of each committee’s charter, as well as the corporate governance guidelines that have been adopted by the board, are posted on the Investors/Corporate Governance section of our website, www.gensym.com.

The board of directors has determined that, except as described below with respect to Mr. Swithenbank’s service on the audit committee, all of the members of each of the board’s three standing committees are independent as defined under the rules of the Nasdaq Stock Market, including, in the case of all members of the audit committee except for Mr. Swithenbank, the independence requirements contemplated by Rule 10A-3 under the Exchange Act.

Audit Committee

The audit committee’s responsibilities include:

•	appointing, approving the compensation of, and assessing the independence of our registered public accounting firm;

•	overseeing the work of our registered public accounting firm, including through the receipt and consideration of certain reports from such firm;

•	reviewing and discussing with management and the registered public accounting firm our annual and quarterly financial statements and related disclosures;

•	overseeing our internal control over financial reporting, disclosure controls and procedures and code of business conduct and ethics;

•	overseeing our internal audit function;

•	establishing policies regarding hiring employees from the registered public accounting firm and procedures for the receipt and retention of accounting related complaints and concerns;

•	meeting independently with our internal auditing staff, registered public accounting firm and management; and

•	preparing the audit committee report required by SEC rules (which is included on page 10 of this proxy statement).

In addition, the audit committee has adopted policies regarding the pre-approval of all audit and non-audit services to be performed by our registered public accounting firm. These policies are described in more detail in the section entitled “Pre-Approval Policy and Procedures”.

The members of the audit committee are Messrs. Cianciotta, Shane and Swithenbank. The audit committee met ten times during fiscal year 2004, including regular, special and telephonic meetings.

The board of directors has determined that Mr. Swithenbank is an “audit committee financial expert” as defined in Item 401(h) of Regulation S-K. Because of his prior service as our interim chief financial officer from March 25, 2002 to May 16, 2002, Mr. Swithenbank does not, as of the date of this proxy statement, qualify as an “independent director” as defined by the rules of the Nasdaq National Market. The board has determined that such prior service does not interfere with Mr. Swithenbank’s ability to exercise independent judgment as a director or member of the audit committee. As such, the board has determined that Mr. Swithenbank is not precluded from serving on the audit committee.

Compensation Committee

The compensation committee’s responsibilities include:

•	annually reviewing and approving corporate goals and objectives relevant to chief executive officer compensation;

•	reviewing and making recommendations to the board with respect to the compensation of our chief executive officer and chairman (if the chairman is an employee);

•	reviewing and approving the compensation of our other executive officers;

•	overseeing an evaluation of our senior executives other than our chief executive officer, whose evaluation is overseen by the corporate governance committee;

•	overseeing and administering our cash and equity incentive plans; and

•	reviewing and making recommendations to the board with respect to director compensation.

The members of the compensation committee are Messrs. Degan, Gorsun and Shane. The compensation committee met ten times during fiscal year 2004.

Corporate Governance Committee

The corporate governance committee’s responsibilities include:

•	identifying individuals qualified to become board members;

•	selecting the persons to be nominated for election as directors and recommending to the board of directors the directors to be appointed to each of the board’s committees;

•	reviewing and making recommendations to the board with respect to management succession planning;

•	developing and recommending to the board corporate governance principles; and

•	overseeing an annual evaluation of our chief executive officer and the board.

The members of the corporate governance committee are Messrs. Degan, Gorsun, Shane and Smith. The corporate governance committee met nine times during fiscal year 2004.

Communicating with the Independent Directors

The board will give appropriate attention to written communications that are submitted by stockholders, and will respond if and as appropriate. The chairman of the corporate governance committee, with the assistance of the Company’s outside counsel, is primarily responsible for monitoring communications from stockholders and for providing copies or summaries to the other directors as he or she considers appropriate.

Under procedures approved by a majority of the independent directors, communications are forwarded to all directors if they relate to important substantive matters and include suggestions or comments that the chief executive officer considers to be important for the directors to know. In general, communications relating to corporate governance and long-term corporate strategy are more likely to be forwarded than communications relating to ordinary business affairs, personal grievances and matters as to which Gensym may receive repetitive or duplicative communications.

Stockholders who wish to send communications on any topic to the board should address such communications to the Board of Directors c/o Corporate Secretary, Gensym Corporation, 52 Second Avenue, Burlington, Massachusetts 01803.

Code of Business Conduct and Ethics

We have adopted a written Code of Business Conduct and Ethics that applies to our directors, officers and employees, including our principal executive officer, principal financial officer, principal accounting officer or controller, or persons performing similar functions. We have posted a current copy of the code on the Investors/Corporate Governance section of our website, which is located at www.gensym.com. In addition, we intend to post on our website all disclosures that are required by law or NASDAQ stock market listing standards concerning any amendments to, or waivers from, any provision of the code.

Report of the Audit Committee

The audit committee has reviewed Gensym’s audited financial statements for the fiscal year ended December 31, 2004 and has discussed these financial statements with Gensym’s management and Gensym’s registered public accounting firm.

The audit committee has also received from, and discussed with Gensym’s registered public accounting firm, various communications that Gensym’s registered public accounting firm is required to provide to the audit committee, including the matters required to be discussed by Statement on Auditing Standards 61 (Communication with Audit Committees).

Gensym’s registered public accounting firm also provided the audit committee with the written disclosures and the letter required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees). The audit committee has discussed with the registered public accounting firm their independence from Gensym.

Based on its discussions with management and the registered public accounting firm, and its review of the representations and information provided by management and the registered public accounting firm, the audit committee recommended to Gensym’s board of directors that the audited financial statements be included in Gensym’s Annual Report on Form 10-K for the year ended December 31, 2004.

By the audit committee of the board of directors.

Thomas E. Swithenbank, Chairman

Frank Cianciotta

John A. Shane

Director Compensation

We pay our non-employee directors $12,000 annually, plus $1,000 for physical attendance at each meeting of the board of directors or $500 for participation in a board meeting telephonically. Non-employee directors also receive a $1,500 quarterly retainer for each committee on which the director serves. Non-employee directors are also eligible to receive stock options.

In July 2003, the board of directors approved the temporary reduction of the board’s cash compensation by 10% in conjunction with the temporary reduction of the salaries of senior management. The salaries of our executive officers were restored in April 2004, retroactive to January 1, 2004. Also in April 2004, the board of directors approved the restoration of the board’s cash compensation to pre-reduction levels, retroactive to January 1, 2004.

Since January 1, 2003, each of our non-employee directors must receive 10%, and may elect to receive up to 100%, of his board compensation in shares of our common stock in lieu of cash. Each director must make his election in increments of 10% and may only change his election effective as of two specified times each year.

Prior to January 1, 2005, upon initial election as a director, each non-employee director was entitled to receive a nonstatutory option to purchase 10,000 shares of our common stock and on the first day of each calendar quarter each non-employee director was entitled to receive an option to purchase 5,000 shares. Commencing January 1, 2005, upon initial election as a director, each non-employee director will be entitled to receive a nonstatuory option to purchase 10,000 shares of our common stock on and the first day of each calendar quarter each non-employee director is entitled to receive an option to purchase 2,500 shares. All options granted to directors are granted at an exercise price equal to the fair market value of our common stock on the date of the grant, are immediately exercisable and are exercisable for up to 10 years from the date of grant.

INFORMATION ABOUT EXECUTIVE COMPENSATION

Executive Officers

Our current executive officers are:

Name	Age	Position
Kim Mayyasi	48	Director, President and Chief Executive Officer
Lowell B. Hawkinson	62	Director, Chairman and Chief Technology Officer
Stephen D. Allison	59	Vice President, Finance, Chief Financial Officer and Treasurer
Carl D. Schultz	43	Vice President, Operations
Philippe C. Printz	41	Vice President, Engineering

Kim Mayyasi has served as president and chief executive officer since August 2004. Mr. Mayyasi served as chief executive officer of Techmar Communications, Inc., a global customer relationship management company, from August 2002 to August 2004. He also served as chief executive officer of Vialog Corporation, a provider of conferencing services, from June 1999 to April 2001, and as chief executive officer of North American operations for Genesys Conferencing, a global provider of conferencing services that acquired Vialog, from April 2001 to January 2002. Mr. Mayyasi also served as a managing partner at Hill Holliday, a communication agency, from 1995 to June 1999, and was a co-founder of the MSP Group, a marketing technology and service company.

Lowell B. Hawkinson has served as chairman and chief technology officer since August 2004. Mr. Hawkinson had served as chairman, president and chief executive officer from August 2001 to August 2004, and as chairman, chief executive officer, treasurer and secretary from September 1986 to October 1999. From November 1999 to August 2001, Mr. Hawkinson was an independent consultant.

Stephen D. Allison has served as vice president, finance, chief financial officer and treasurer since March 2004. From 2000 to 2003, Mr. Allison served as chief financial officer for Webhire, an Internet-based provider of solutions for human resources professionals. From 1997 to 2000, he served as chief financial officer of PRI Automation, a supplier of automation systems for the semiconductor industry. Previously, Mr. Allison held senior financial and operations management positions at Helix Technology from 1995 to 1997, Behring Diagnostics from 1991 to 1995, and at Teradyne from 1974 to 1989.

Carl D. Schultz joined us in January 1995 and has served as vice president, operations since January 1999. From 1991 to 1995 he worked as director of software operations at Computervision Corporation, an international supplier of electronic product definition solutions. From 1983 to 1991, Mr. Schultz held a number of management positions at Prime Computer.

Philippe C. Printz has served us in a variety of roles since joining us December 1996, including vice president, engineering since April 2003, senior director, engineering from November 2002 through April 2003, director of application development from November 2001 to November 2002, and manager of product development from December 1999 to November 2001. From January 1989 to December 1996, Mr. Printz held a number of management positions in business development and engineering at the Bruker Companies, an international supplier of products for life science, biotechnical and process analytical applications.

Summary Compensation

The following table sets forth certain information required under applicable rules of the Securities and Exchange Commission about the compensation, for each of the last three fiscal years, of each person who served as our chief executive officer during 2004, and three other current executive officers whose total annual salary and bonus for fiscal year 2004 exceeded $100,000 and who were serving as our executive officers on December 31, 2004. We refer to the individuals listed in the following table as our named executive officers.

SUMMARY COMPENSATION TABLE

	Annual Compensation(1)			Long-Term Compensation Awards	All Other Compensation ($)(2)
Name and Principal Position	Year	Salary ($)	Bonus ($)	Securities Underlying Options(#)
Kim Mayyasi (3)	2004	93,782	0	300,000	6,541
President and Chief Executive Officer

Lowell B. Hawkinson (4)	2004	275,000	165,465	—	9,377
Chairman and Chief Technology Officer	2003	261,250	20,000	—	10,169
	2002	260,401	78,750	—	12,627

Stephen D. Allison (5)	2004	138,542	40,140	50,000	13,354
Vice President, Finance and Chief Financial Officer

Carl D. Schultz (6)	2004	217,091	19,568	—	13,456
Vice President, Operations	2003	131,294	15,600	21,200	12,604
	2002	126,512	28,432	30,000	11,330

Philippe C. Printz (7)	2004	139,166	35,041	—	14,168
Vice President, Engineering	2003	127,671	3,375	22,800	13,475

(1)	In accordance with the Commission’s rules, we have omitted Other Annual Compensation in the form of perquisites and other personal benefits because the aggregate amount of such perquisites and other personal benefits constituted less than the lesser of $50,000 or 10% of the total amount of annual salary and bonus for each executive officer for each fiscal year indicated.
(2)

In fiscal year 2004, All Other Compensation included the following amounts: (A) contributions we made under our 401(k) Plan for Messrs. Printz and Schultz in the amounts of $3,946, and $3,711, respectively; and (B) payments we made for health and dental benefits, life insurance, and long and short term disability insurance for Messrs. Hawkinson, Mayyasi, Allison, Printz and Schultz in the amounts of $9,377, $6,541, $13,354, $10,222 and $9,745, respectively.

In fiscal year 2003, All Other Compensation included the following amounts: (A) contributions we made under our 401(k) Plan for Messrs. Printz and Schultz in the amounts of $3,638 and $3,632, respectively; and (B) payments we made for health and dental benefits, life insurance, and long and short term disability insurance for Messrs. Hawkinson, Printz and Schultz in the amounts of $10,169, $9,837 and $8,972, respectively.

In fiscal year 2002, All Other Compensation included the following amounts: (A) contributions we made under our 401(k) Plan for Mr. Schultz in the amount of $706; and (B) payments we made for health and dental benefits, life insurance, and long and short term disability insurance for Messrs. Hawkinson and Schultz in the amounts of $12,627 and $10,624, respectively.

(3)	Mr. Mayyasi joined Gensym as president and chief executive officer on August 30, 2004.
(4)	Mr. Hawkinson became Gensym’s chairman and chief technology officer on August 30, 2004. Mr. Hawkinson had served as president and chief executive officer from August 3, 2001 to August 30, 2004, and had previously served as chief executive officer from September 1986 through October 1999.
(5)	Mr. Allison joined Gensym as vice president, finance and chief financial officer on March 17, 2004
(6)	Mr. Schultz became an executive officer in April 2002. In fiscal year 2004, Mr. Schultz’s Salary included $87,092 in sales commissions.
(7)	Mr. Printz became vice president, engineering in April 2003.

Option Grants in 2004

We granted our employees options representing a total of 378,000 shares of our common stock in fiscal year 2004. The following table sets forth information regarding options granted during the fiscal year ended December 31, 2004 to our named executive officers.

Option Grants in 2004

	Number of Shares Underlying Options Granted		Percent of Total Options Granted to Employees in 2004(%)	Exercise Price ($/Share)(1)	Expiration Date	Potential Realizable Value at Assumed Annual Rates of Stock Price Appreciation for Option Term(2)
						5%($)	10%($)
Kim Mayyasi	300,000	(3)	79	1.83	8/30/14	345,270	874,950
Lowell B. Hawkinson	—		—	—	—	—	—
Stephen D. Allison	50,000	(4)	13	1.05	4/21/14	33,015	83,670
Carl D. Schultz	—		—	—	—	—	—
Philippe C. Printz	—		—	—	—	—	—

(1)	The exercise price is equal to the fair market value of our common stock on the date of the grant or, in the case of the April 2004 option grant to Mr. Allison, Mr. Allison’s date of hire.
(2)	Potential realizable value is based on an assumption that the market price of our common stock will appreciate at the stated rates (5% and 10%), compounded annually, from the date of grant until the end of the 10-year term. These values are calculated based on rules promulgated by the Securities and Exchange Commission and do not reflect our estimate or projection of future stock prices. Actual gains, if any, on stock option exercises will be dependent upon the future performance of the price of our common stock and the timing of exercises.
(3)	Represents an option granted on August 30, 2004. The option has an exercise price per share equal to the fair market value per share of our common stock on the date of grant. The option becomes exercisable in three equal installments beginning on the first anniversary of the date of grant.
(4)	Represents an option granted on April 21, 2004. The option has an exercise price per share equal to the fair market value per share of our common stock on Mr. Allison’s date of hire, which was March 17, 2004. The option becomes exercisable in three equal installments beginning on the first anniversary of the Mr. Allison’s date of hire.

Option Exercises During 2004 and Fiscal Year-End Option Values

None of our named executive officers exercised stock options during the fiscal year ended December 31, 2004. The following table sets forth information regarding the number and value of unexercised options to purchase our common stock held by each of the named executive officers as of December 31, 2004.

Fiscal Year-End Option Values

Name	Number of Shares Underlying Unexercised Options at Fiscal Year-End(#)		Value of Unexercised In-the-Money Options at Fiscal Year-End ($)(1)
	Exercisable	Unexercisable	Exercisable	Unexercisable
Kim Mayyasi	—	300,000	—	651,000
Lowell B. Hawkinson	270,000	—	941,550	—
Stephen D. Allison	—	50,000	—	147,500
Carl D. Schultz	66,068	24,132	200,808	80,515
Philippe C. Printz	31,100	18,200	93,844	61,430

(1)	The value of the unexercised in-the-money options is calculated by multiplying the number of shares of common stock underlying the option by the difference between $4.00, which was the closing price per share of our common stock on the OTC Bulletin Board on December 30, 2004, the last trading day of fiscal year 2004, and the applicable per share exercise price of the option.

Securities Authorized for Issuance Under Equity Compensation Plans

The following table sets for information about the securities authorized for issuance under our equity compensation plans as of December 31, 2004:

Equity Compensation Plan Information

	(a)	(b)	(c)
Plan category	Number of securities to be issued upon exercise of outstanding options, warrants and rights	Weighted-average exercise price of outstanding options, warrants and rights	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a))(1)
Equity compensation plans approved by stockholders	1,525,572	$1.38	360,734(2)
Equity compensation plans not approved by security holders	300,000	$1.83	0

Total	1,825,572	$1.45	360,734(2)

(1)	In addition to being available for future issuance upon exercise of options that may be granted after December 31, 2004, shares under the 1997 Stock Incentive Plan and shares under the 2000 Stock Incentive Plan may instead be issued in the form of restricted stock, unrestricted stock, stock appreciation rights, performance shares or other equity-based awards.
(2)	Includes 18,600 shares issuable under the 1995 Director Stock Option Plan, 49,053 shares issuable under the 1997 Stock Incentive Plan and 293,081 shares issuable under the 2000 Stock Incentive Plan. Excludes shares that had been issuable under the 1995 Employee Stock Purchase Plan, which was terminated by the board of directors in June 2004.

In August 2004, in connection with the hiring of Mr. Mayyasi as our president and chief executive officer, the board of directors approved the grant of an option to Mr. Mayyasi for 300,000 shares of common stock at an exercise price of $1.83 per share. This option vests in three equal installments beginning on the first anniversary of the date of grant and expires on the earlier of August 29, 2014 or three months after Mr. Mayyasi ceases to be an employee or officer of, or consultant or advisor to, us.

Executive Employment and Severance Agreements

We currently have employment or severance agreements with three of our named executive officers, Kim Mayyasi, Lowell B. Hawkinson and Carl Schultz.

We entered into an employment offer letter with Kim Mayyasi in August 2004 defining the terms of his at-will employment as our president and chief executive officer. Under the terms of the employment offer letter, Mr. Mayyasi receives an annual base salary of $275,000 and participates in a bonus plan with an annual incentive bonus of up to 50% of his annual base salary. Mr. Mayyasi may earn an additional bonus if certain financial goals of ours are met. Also in August 2004, we granted to Mr. Mayyasi an option to purchase 300,000 shares of our common stock, with an exercise price per share of $1.83 per share, and entered into a stock option agreement with Mr. Mayyasi to evidence the option grant. The option vests in three equal annual installments, commencing August 30, 2005, and vests fully upon a change of control.

We entered into an employment offer letter with Lowell Hawkinson in August 2004 defining the terms of his at-will employment as our chairman of the board, an executive position. Under the terms of the employment offer letter, Mr. Hawkinson received an annual base salary of $275,000 for the remainder of 2004 and remained eligible for a bonus for 2004. Mr. Hawkinson’s salary for 2005 will be determined upon the recommendation of our chief executive officer and approval by compensation committee of our board of directors. Under the terms of the employment offer letter, in the event that Mr. Hawkinson is discharged from employment by us without cause, he will be entitled to receive his base salary and certain other severance benefits for a period between six and eighteen months, depending on when he is discharged. Mr. Hawkinson will not be entitled to these severance benefits if his employment is terminated for cause, as a result of his death or disability or due to his own resignation.

We entered into severance benefits agreements with each of Messrs. Hawkinson and Mayyasi in August 2004. Pursuant to Mr. Hawkinson’s severance benefits agreement, in the event that Mr. Hawkinson is discharged from employment by us without cause, he will be entitled to receive severance pay based on an annual base salary of $275,000 and certain other benefits for a severance period of between six and eighteen months, depending on when his employment is terminated. Pursuant to Mr. Mayyasi’s severance benefits agreement, in the event that Mr. Mayyasi is discharged from employment by us without cause, he will be entitled to receive his base salary in effect on the date his employment is terminated and certain other benefits for a severance period of one year. Under the terms of the severance benefits agreements, neither Mr. Hawkinson nor Mr. Mayyasi is entitled to severance benefits if his employment is terminated for cause, as a result of his death or disability or due to his own resignation. Cause is defined in the severance benefits agreements as (1) a good faith finding by our board of directors of the material failure to perform assigned duties for us, provided that the deficiencies have not been cured within thirty days notice, (2) a good faith finding by our board of directors of dishonesty, gross negligence or misconduct in the carrying out of assigned duties, or (3) the indictment or conviction of, or the entry of a pleading of guilty or nolo contendere to, any crime involving moral turpitude or any felony.

We entered into a severance benefit agreement with Carl Schultz in September 1999. Pursuant to the severance benefits agreement, in the event that Mr. Schultz is discharged from employment by us without cause, he will be entitled to receive his base salary in effect on the date his employment is terminated and certain other benefits for a severance period of six months. Under the terms of the severance agreement, Mr. Schultz will not be entitled to severance benefits if his employment is terminated for cause, as a result of his death or disability or due to his own resignation. Cause is defined in the severance benefits agreement as (1) a good faith finding by our board of directors of the material failure to perform assigned duties for us, (2) a good faith finding by our board of directors of dishonesty, gross negligence or misconduct in the carrying out of assigned duties, or (3) the conviction of, or the entry of a pleading of guilty or nolo contendere to, any crime involving moral turpitude or any felony.

Report of the Compensation Committee

The compensation committee is responsible for establishing compensation policies with respect to the executive officers, including the president and chief executive officer, and setting the compensation for these individuals.

The compensation committee seeks to achieve three broad goals in connection with our executive compensation programs and decisions regarding individual compensation. First, the compensation committee structures executive compensation programs in a manner that the committee believes will enable us to attract and retain key executives. Second, the compensation committee establishes compensation programs that are designed to reward executives for our achievement of specified operating income goals and the executive’s achievement of certain assigned objectives. The compensation committee believes that tying compensation, in part, to particular goals creates a performance-oriented environment for our executives. Finally, our executive compensation programs are intended to link a portion of the compensation of our executives with the performance of our common stock.

Based on the objectives described above, our executive compensation programs generally consist of three components: (1) base salary, (2) annual cash bonus and (3) stock-based, equity incentives. In establishing base salaries for our executive officers, including our chairman, president and chief executive officer, the compensation committee monitors salaries at other companies, particularly those that are in the same or related industries as us, and/or are located in our general geographic area. In addition, the compensation committee considers historic salary levels of the officer and the nature of the officer’s responsibilities, and compares the officer’s base salary with those of our other executives.

The compensation committee links cash bonuses to annual profitability goals and the achievement by the executives of certain assigned objectives. The specified objectives for our executive officers are generally both objective and subjective and include such goals as bookings, revenue, profit and departmental goals. The compensation committee believes that these arrangements closely link the executives’ performance to our or the respective business unit’s key drivers of success.

Stock-based equity incentives, such as stock option grants, are designed to tie a portion of the overall compensation of the executive officers receiving such awards to our long range performance. Furthermore, we stagger the vesting schedule of options to create an incentive for the executives to remain with us and to allow all of their options to vest. This serves as an additional means for us to retain the services of key executives.

The compensation committee applies the same compensation philosophy in establishing the compensation for our chief executive officer as is applied for the other executive officers. The compensation committee believes that the compensation of the chief executive officer is consistent with our general policies concerning executive compensation and is appropriate in light of our financial objectives and performance. Awards of long-term incentive compensation to the chief executive officer are considered concurrently with awards to other executive officers and follow the same general policies as such other long-term incentive awards.

In August 2004, we entered into an employment offer letter with Kim Mayyasi defining the terms of his at-will employment as our president and chief executive officer. Mr. Mayyasi receives an annual base salary of $275,000 and participates in a bonus plan with an annual incentive bonus of up to 50% of his annual base salary. Mr. Mayyasi may earn an additional bonus if certain financial goals of ours are met. Additionally, Mr. Mayyasi was granted an option to purchase 300,000 shares of our common stock, with an exercise price per share of $1.83 per share. Mr. Mayyasi’s compensation was designed to align his interest with those of our stockholders by providing an option grant that ties a portion of his compensation to our long-range performance and by tying eligibility for bonuses to the achievement by us of certain financial goals. The compensation committee believes that Mr. Mayyasi’s compensation has been consistent with the compensation committee’s compensation philosophy.

Mr. Hawkinson’s base salary for 2004 was $275,000. Mr. Hawkinson did not receive options to acquire shares of Gensym’s common stock during the 2004 fiscal year. For fiscal year 2004, Mr. Hawkinson earned an annual performance bonus of $165,465 based upon his achievement of performance objectives determined by the board of directors, paid in February and April 2005. Mr. Hawkinson’s compensation was designed to align his interest with those of our stockholders by tying eligibility for bonuses to the success of his efforts toward our restructuring, and returning our company to operational profitability. The compensation committee believes that Mr. Hawkinson’s compensation has been consistent with the compensation committee’s compensation philosophy.

Section 162(m) of the Internal Revenue Code of 1986, as amended, generally disallows a tax deduction to public companies for compensation over $1,000,000 paid to its chief executive officer and its four other most highly compensated executive officers. Qualifying performance-based compensation will not be subject to the deduction limit if certain requirements are met. In this regard, we have structured the stock options granted to our employees in a manner that qualifies such options as performance-based compensation under Section 162(m). Based on the compensation awarded to our executive officers, it does not appear that the Section 162(m) limitation will have a significant impact on us in the near term. While the committee does not currently intend to qualify compensation paid to executive officers, other than stock options, as a performance-based compensation, the committee will continue to monitor the impact of Section 162(m) on us.

By the compensation committee of the board of directors.

Robert A. Degan, Chairman

John A. Shane

Barry R. Gorsun

Compensation Committee Interlocks and Insider Participation

The current members of the compensation committee are Messrs. Degan, Gorsun and Shane. No member of the compensation committee was at any time during 2004, or formerly, an officer or employee of our company or any of our subsidiaries. No member of our compensation committee had any relationship with us during 2004 requiring disclosure under Item 404 of Regulation S-K under the Securities Exchange Act of 1934.

None of our executive officers has served as a member of the board of directors or compensation committee (or other committee serving an equivalent function) of any other entity that had one or more executive officers serving as a member of our board of directors or compensation committee.

PROPOSAL 2—RATIFICATION OF SELECTION OF INDEPENDENT

REGISTERED PUBLIC ACCOUNTING FIRM

The audit committee of our board of directors has selected the firm of Vitale, Caturano & Company, Ltd., registered public accounting firm, as our registered public accounting firm for the fiscal year ending December 31, 2005. Vitale, Caturano & Company, Ltd. served as our registered public accounting firm for the fiscal year ending December 31, 2004. Although shareholder approval of the selection of Vitale, Caturano & Company, Ltd. is not required by law, our board of directors believes that it is advisable to give shareholders an opportunity to ratify this selection. If this proposal is not approved by our shareholders at the 2005 annual meeting, our audit committee will reconsider their selection of Vitale, Caturano & Company, Ltd.

Representatives of Vitale, Caturano & Company, Ltd. are expected to be present at the 2005 annual meeting. They will have the opportunity to make a statement if they desire to do so and will also be available to respond to appropriate questions from shareholders.

The board of directors unanimously recommends a vote FOR the ratification of the selection of Vitale, Caturano & Company, Ltd. as our registered public accounting firm for the 2005 fiscal year.

Information Regarding Change in Accountants

On May 26, 2004, we received notice from our then independent accountants, PricewaterhouseCoopers LLP, that they had declined to stand for re-appointment as our independent accountants.

PricewaterhouseCoopers LLP’s audit reports on our consolidated financial statements as of and for the years ended December 31, 2002 and December 31, 2003 did not contain any adverse opinion or disclaimer of opinion, nor were they qualified or modified as to uncertainty, audit scope or accounting principle.

In connection with its audits of our financial statements as of December 31, 2002 and 2003 and for the years then ended and during the interim period from January 1, 2004 to May 26, 2004, there were no disagreements with PricewaterhouseCoopers LLP on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of PricewaterhouseCoopers LLP, would have caused PricewaterhouseCoopers LLP to make reference to the subject matter of the disagreement in connection with its audit report related to our 2002 and 2003 financial statements.

During our two fiscal years ended December 31, 2002 and 2003 and during the interim period from January 1, 2004 to May 26, 2004, there were no reportable events as defined in Item 304(a)(1)(v) of Regulation S-K, except that in connection with its audit of our financial statements for the fiscal year ended December 31, 2003, PricewaterhouseCoopers LLP identified certain matters representing material weaknesses in our financial reporting closing and review process and supervisory approval of journal entries and certain matters representing reportable conditions in the control over our consolidation process and reporting by subsidiaries, including timeliness and accuracy of subsidiary reporting and analysis and formal documentation for foreign subsidiary borrowings, and access and signatory rights to bank accounts of foreign subsidiaries. PricewaterhouseCoopers LLP advised us that the noted material weaknesses and reportable conditions constituted reportable events under Item 304(a)(1)(v)(A) of Regulation S-K. Our audit committee discussed the subject matter of these matters with PricewaterhouseCoopers LLP and, as described in our quarterly report on Form 10-Q for the quarterly period ended March 31, 2004 filed with the Securities and Exchange Commission on May 13, 2004, we took a number of corrective actions to address the matters identified by PricewaterhouseCoopers LLP.

We have authorized PricewaterhouseCoopers LLP to respond fully to the inquiries of any successor independent accountant concerning any of the matters discussed above. We provided PricewaterhouseCoopers LLP with a copy of the foregoing disclosures and requested that PricewaterhouseCoopers LLP furnish us with a letter, addressed to the Securities and Exchange Commission, stating whether or not it agrees with the foregoing statements and, if not, stating the respects in which it does not agree. A copy of that letter from PricewaterhouseCoopers LLP, dated June 2, 2004, was included with our current report on Form 8-K filed with the Securities and Exchange Commission on June 3, 2004.

On June 2, 2004, the audit committee of our board of directors appointed Vitale, Caturano & Company, Ltd. to serve as our independent accountants for the fiscal year ending December 31, 2004.

During our two fiscal years ended December 31, 2002 and 2003 and during the interim period from January 1, 2004 to June 2, 2004, we did not consult Vitale, Caturano & Company, Ltd. with respect to the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on our consolidated financial statements, or any other matters or reportable events as set forth in Item 304(a)(2)(ii) of Regulation S-K.

Auditors’ Fees and Other Matters

The following table sets forth information regarding fees billed for services rendered by Vitale, Caturano & Company, Ltd., our current registered public accounting firm, for the fiscal year ended December 31, 2004 and fees for services rendered by PricewaterhouseCoopers LLP, our previous registered public accounting firm, for the fiscal years ended December 31, 2004 and 2003.

Fee Category	Amount Billed by Vitale, Caturano & Company in 2004	Amount Billed by PricewaterhouseCoopers LLP in 2004	Amount Billed by PricewaterhouseCoopers LLP in 2003
Audit Fees	$147,500	$133,820	$290,000
Audit-Related Fees	$2,000	$—	$27,000
Tax Fees	$20,000	$12,885	$70,000
All Other Fees	$—	$—	—

Total Fees	$169,500	$146,705	$457,000

Audit Fees

Audit fees consist of fees related to professional services rendered in connection with the audit of our annual financial statements, the reviews of the financial statements included in each of our Quarterly Reports on Form 10-Q, international statutory audits, and accounting consultations that relate to the audited financial statements and are necessary to comply with generally accepted auditing standards.

Audit-Related Fees

Audit-related fees consist of fees for assurance and related services that are reasonably related to the performance of the audit and the review of our financial statements and which are not reported under “Audit Fees.” These services relate to audits of employee benefit plans, specific internal control process reviews and consultations regarding internal controls, financial accounting and reporting standards.

Tax Fees

Tax fees consist of fees billed for professional services related to tax compliance services, including the preparation of tax returns for our expatriates, international tax returns, tax advice and assistance with international tax audits.

Pre-Approval Policy and Procedures

The audit committee has adopted policies and procedures relating to the approval of all audit and non-audit services that are to be performed by our registered public accounting firm. This policy generally provides that we will not engage our registered public accounting firm to render audit or non-audit services unless the service is specifically approved in advance by the audit committee or the engagement is entered into pursuant to one of the pre-approval procedures described below.

From time to time, the audit committee may pre-approve specified types of services that are expected to be provided to us by our registered public accounting firm during the next 12 months. Any such pre-approval is detailed as to the particular service or type of services to be provided and is also generally subject to a maximum dollar amount.

The audit committee has also delegated to the chairman of the audit committee the authority to approve any audit or non-audit services to be provided to us by our registered public accounting firm. Any approval of services by a member of the audit committee pursuant to this delegated authority is reported on at the next meeting of the audit committee. During fiscal year 2004, no services were provided to us by Vitale, Caturano & Company, Ltd. or any other accounting firm other than in accordance with the pre-approval policies and procedures described above.

Comparative Stock Performance

The following graph compares the cumulative total stockholder return on our common stock for the last five fiscal years with the cumulative total return for the Nasdaq Composite Index and the Nasdaq Computer Index.

The comparison assumes the investment of $100 on December 31, 1999 in our common stock, the Nasdaq Composite Index and the Nasdaq Computer Index and assumes all dividends are reinvested. Measurement points are the last trading day for each respective fiscal year.

Comparison of 5-year Cumulative Return Among Gensym Corporation,

Nasdaq Composite Index and Nasdaq Computer Index

	Year ended December 31,
	1999	2000	2001	2002	2003	2004
Gensym Corporation	$100	$14	$10	$9	$20	$70
Nasdaq Composite Index	$100	$62	$49	$33	$50	$54
Nasdaq Computer Index	$100	$56	$42	$27	$40	$41

Deadline For Submission of Stockholder Proposals For The 2006 Annual Meeting

Stockholder proposals submitted pursuant to Rule 14a-8 under the Securities Exchange Act of 1934 and intended to be presented in the proxy material for the 2006 annual meeting of stockholders must be received by us at our offices, 52 Second Avenue, Burlington, Massachusetts 01803, no later than Monday, December 19, 2005 in order to be considered for inclusion in the proxy statement relating to that meeting. We suggest that proponents submit their proposals by certified mail, return receipt requested, addressed to our corporate secretary.

Our amended and restated by-laws also establish advance notice procedures with respect to a stockholder nomination of candidates for election as directors and for the conduct of other business to be brought before an annual meeting by a stockholder not submitted pursuant to Rule 14a-8. A notice regarding a director nomination or a proposal for other business must be received by us not less than 60 days nor more than 90 days prior to the applicable stockholder meeting. However, in the event that less than 70 days’ notice or prior disclosure of the date of the meeting is given or made to our stockholders, the notice must be received by us not later than the tenth day following the date on which such notice of the date of the meeting was mailed or such public disclosure was made, whichever occurs first. Any such notice must contain certain specified information concerning the persons to be nominated and/or the other business to be brought before the annual meeting and the stockholder submitting the director nomination or proposal for other business. We have not yet publicly announced the date of the 2006 annual meeting. Assuming that the 2006 annual meeting is not advanced by more than 20 days nor delayed by more than 60 days from the anniversary date of the 2005 annual meeting, appropriate notice would need to be provided to Gensym at the address noted below no earlier than January 18, 2006, and no later than February 17, 2006. If a shareholder fails to provide timely notice of a proposal to be presented at the 2006 annual meeting, the proxies designated by Gensym’s board of directors will have discretionary authority to vote on any such proposal that may come before the meeting. Director nominations or stockholder proposals for other business to be brought before the annual meeting should be mailed to: Corporate Secretary, Gensym Corporation, 52 Second Avenue, Burlington, Massachusetts 01803.

SOLICITATION OF PROXIES

We will bear the cost of soliciting proxies. In addition to solicitations by mail, our directors, officers and regular employees may, without additional remuneration, solicit proxies by telephone, facsimile and personal interviews. We will request brokerage houses, custodians, nominees and fiduciaries to forward copies of the proxy material to those persons for whom they hold shares and request instructions for voting the proxies. We will reimburse such brokerage houses and other persons for their reasonable expenses in connection with this distribution.

We will provide free of charge to any stockholder from whom a proxy is solicited pursuant to this proxy statement, upon written request from such stockholder, a copy of our annual report filed with the Securities and Exchange Commission on Form 10-K for our fiscal year ended December 31, 2004, without exhibits. Requests for this report should be directed to Gensym Corporation, 52 Second Avenue, Burlington, Massachusetts 01803, Attention: Corporate Secretary. Exhibits will be provided upon request and payment of an appropriate processing fee.

OTHER MATTERS

The board of directors knows of no other business that will be presented for consideration at the annual meeting other than that described above. However, if any other business should come before the annual meeting, it is the intention of the persons named in the enclosed proxy to vote, or otherwise act, in accordance with their best judgment on such matters.

By order of the Board of Directors,

Lowell B. Hawkinson

Chairman

April 18, 2005

The board of directors hopes that stockholders will attend the meeting. Whether or not you plan to attend, you are urged to complete, date, sign and return the enclosed proxy in the accompanying envelope. Prompt response will greatly facilitate arrangements for the meeting and your cooperation is appreciated. Stockholders who attend the meeting may vote their stock personally even though they have sent in their proxies.

DETACH HERE

PROXY

GENSYM CORPORATION

PROXY for Annual Meeting of Stockholders – May 18, 2005

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned, revoking all prior proxies, hereby appoint(s) Kim A. Mayyasi and Stephen D. Allison, and each of them, with full power of substitution, as attorneys or attorney for the undersigned, for and in the name(s) of the undersigned to vote and act at the annual meeting of stockholders of Gensym Corporation to be held at the offices of the Company, 52 Second Avenue, Burlington, Massachusetts, on Wednesday, May 18, 2005 at 10:00 a.m., or any adjournment thereof, upon or in respect of all the shares of stock of Gensym Corporation upon or in respect of which the undersigned would be entitled to vote or act, and with all the powers the undersigned would possess, if personally present, upon all matters which may properly come before said meeting, as described in the Proxy Statement and Notice dated April 18, 2005, receipt of which is hereby acknowledged.

Unless a contrary direction is indicated, this Proxy will be voted FOR all nominees listed in Proposal 1 and FOR the approval of Proposal 2, in each case as more specifically set forth in the Proxy Statement. If specific instructions are indicated, this Proxy will be voted in accordance therewith.

The Board of Directors recommends a vote FOR all nominees named in Proposal 1 and FOR approval of Proposal 2.

In their discretion, the proxies are authorized to vote upon such other business as may properly come before the meeting or any adjournment thereof.

SEE REVERSE SIDE	CONTINUED AND TO BE SIGNED ON REVERSE SIDE	SEE REVERSE SIDE

DETACH HERE

☒ PLEASE MARK VOTES

AS IN THIS EXAMPLE

NOTE: Signature should be exactly as name appears on imprint. If stock is registered in the names of two or more persons as joint owners, trustees or otherwise, this proxy should be personally signed by each of them or accompanied by proof of authority of less than all to act. In the case of executors, administrators, trustees, guardians and attorneys, unless the stock is registered in their names, proof of authority should accompany this proxy.

UNLESS OTHERWISE INSTRUCTED, THIS PROXY WILL BE VOTED IN ACCORDANCE WITH THE RECOMMENDATIONS OF THE BOARD OF DIRECTORS.

The Board of Directors recommends that you

vote FOR all nominees named in Proposal 1

and FOR approval of Proposal 2.

1.	To elect the following two (2) nominees as Class III Directors of the Company for a term of three years: Nominees: (01) Kim Mayyasi (02) David A. Smith		2.	To ratify the selection of Vitale, Caturano & Company, Ltd. as the Company’s registered public accounting firm for the year ending December 31, 2005	For ☐	Against ☐	Abstain ☐
	For All Nominees	Withhold From All Nominees
	☐	☐
	For All Except
	☐
	(Instructions: To withhold authority to vote for any individual nominee, write the nominees name in the space provided above)
				☐ MARK HERE FOR ADDRESS CHANGE
				AND NOTE AT LEFT.

PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY IN THE ENCLOSED POSTAGE PREPAID ENVELOPE.

Signature:	Signature:

Date:	Date: